Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-254762) of Ellington Financial Inc. of our report dated February 25, 2022 relating to the financial statements of LendSure Mortgage Corp., which appears in this Form 10-K.
/s/ Richey May & Co.
Denver, Colorado
March 1, 2022